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                                  BRASKEM S.A.
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               C.N.P.J. No. 42.150.391/0001-70 - NIRE 29300006939
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                                  PUBLICLY HELD
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                              NOTICE OF CONVOCATION
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            ORDINARY AND EXTRAORDINARY GENERAL SHAREHOLDERS' MEETINGS
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The shareholders of BRASKEM S.A. are hereby invited to attend Ordinary and
Extraordinary General Shareholders' Meetings to be held jointly on March 31, 2004 at 10:00 A.M. at the Company's headquarters, at Rua Eteno, No. 1561, Petrochemical Pole, Municipality of Camacari, State of Bahia, for purposes of deliberating on the following Agenda: I) ORDINARY GENERAL SHAREHOLDERS' MEETING
- 01) Review, discussion and voting of the Management Report and respective Management's Accounts and Financial Statements, including explanatory notes, concerning the fiscal year ended on 12/31/2003; 02) Use of the results of the fiscal year ended on 12/31/2003; 03) Election of the members of the Board of Directors; 04) Election of the members of the Fiscal Council; lI) EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING - 01) Determination of the executive officers' global annual compensation; 02) Approval and confirmation of the appointment and engagement by the Company's officers of the specialized organization responsible for the valuation report of Copene Monomeros Especiais S.A. ("Copene Monomeros"); 03) Review, discussion and approval of the documents in respect of the merger of Copene Monomeros with and into the Company; 04) Approval of the merger of Copene Monomeros with and into the Company with no increase in the Company's capital stock.

NOTE: For purposes of Article 141 of Law No. 6404/76, and Article 3 of CVM Instruction No. 165 of 12/11/91, the minimum percentage of the voting capital required to request the adoption of the multiple vote process is 5% (five percent).


                                             Camacari/BA, March 08, 2004



                                             Pedro Augusto Ribeiro Novis
                                          President of the Board of Directors